SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 12, 2012

CH ENERGY GROUP, INC.
 (Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-30512 (Commission File Number)	14-1804460 (IRS Employer Identification Number)

284 South Avenue
Poughkeepsie, New York 12601-4839
(Address of Principal Executive Offices, Zip Code)
(845) 452-2000
(Registrant's telephone number, including area code)
Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In order to improve the tax deductibility of potential employee compensation payments in connection with the pending business combination between CH Energy Group, Inc. (the "Company"), FortisUS, Inc. ("Fortis") and certain other parties related to Fortis, on December 12, 2012, the Compensation Committee of the Board of Directors of the Company approved the payment in December 2012 of (i) 80 percent of the 2010-2012 performance shares expected to be paid in the first half of 2013 to Christopher M. Capone, (ii) 80 percent of the service-vesting restricted shares scheduled to vest in February 2013 for each of Mr. Capone and W. Randolph Groft, and (iii) the following percentages of the cash short-term incentive awards expected to be paid in the first quarter of 2013 to each of the following officers: Steven V. Lant and James P. Laurito—each 80 percent; Mr. Capone—74.7 percent; and Mr. Groft—68.9 percent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 18, 2012
CH ENERGY GROUP, INC.

By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President – Accounting and Controller